PROMISSORY NOTE

                                                                 Tulsa, Oklahoma
$250,000.00                                                         May 24, 2005

      FOR VALUE RECEIVED, Cyber Defense Systems Inc., a Florida corporation ("Borrower"), promises to pay to 21st Century Airships, Inc., a Canadian corporation organized under the laws of the province of Ontario, or order ("Lender"), in lawful money of the United States of America, in the manner and at the times provided herein, at Lender's office at 1188B Gorham Street, Newmarket, Ontario, Canada, L3Y 7V1, or such other place as may be designated in writing by notice to Borrower from Lender or any subsequent holder of this Note, the principal sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), with simple interest on the unpaid principal balance from the date of this note (the "Note") until paid, at twelve percent (12%) per annum.

      All payments under this Note shall be made in lawful currency of the United States of America at the Lender's office described above, and no credit shall be given for any payment received by check, draft or other instrument or item until such time Lender or the holder hereof shall have received immediately-available funds. This Note may be prepaid in whole or in part without penalty.

      If this Note is placed in the hands of an attorney for collection or is collected through any legal proceeding, the Borrower promises to pay, to the extent permitted by law, court costs and reasonable attorneys' fees incurred by Lender, and all such amounts shall thereafter constitute other indebtedness evidenced by this Note. This Note, and the terms and provisions hereof, shall be binding upon the Borrower and its successors, administrators, and assigns, and shall inure to the benefit of, Lender.

      This Note shall be governed by and construed in accordance with the internal laws of the State of Florida without reference to (i) its judicially or statutorily pronounced rules regarding conflict of laws or choice of law; (ii) where this Note is executed or delivered; (iii) where any payment or other performance required by any such instrument is made or required to be made; (iv) where any action or other proceeding is instituted or pending; (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction or organization or domestication of any party; or (vi) any combination of the foregoing.

                                        Cyber Defense Systems, Inc.


                                        By:
                                            ------------------------------------
                                            William C. Robinson, President

                                            Notice Address for Borrower:
                                            10901 Roosevelt Blvd. Suite 100D
                                            St. Petersburg, Florida 33716